Exhibit 99.1

Exicure Granted Two Fast Track Designations for Cavrotolimod (AST-008) from the U.S. Food and Drug Administration

CHICAGO and Cambridge, Mass.—January 11, 2021 — Exicure, Inc. (NASDAQ: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, today announced that the U.S. Food and Drug Administration (FDA) has granted Fast Track designations for its clinical product candidate, cavrotolimod (AST-008), for two development programs:

•cavrotolimod in combination with anti-programmed death-1 (PD-1) therapy for the treatment of patients with locally advanced or metastatic Merkel cell carcinoma (MCC) refractory to prior anti-PD-1 blockade; and
•cavrotolimod in combination with anti-PD-1/anti-PD-ligand 1 (anti-PD-(L)1) therapy for the treatment of patients with locally advanced or metastatic cutaneous squamous cell carcinoma (CSCC) refractory to prior anti-PD-(L)1 blockade

Fast Track is a designation granted by the FDA that is intended to facilitate development and expedite review of drugs to address an unmet medical need in the treatment of a serious life-threatening condition, and for which nonclinical or clinical data has demonstrated the potential of the drug candidate to address this medical need.

"There is an urgent need to investigate novel immunotherapeutic agents such as cavrotolimod that can be given to enhance the clinical efficacy of immunotherapy, particularly in patients with refractory solid tumors," said Dr. Adil Daud, M.D., Clinical Professor at UCSF Helen Diller Family Comprehensive Cancer Center and principal investigator in the Phase 1b/2 clinical trial of cavrotolimod.

Cavrotolimod is a spherical nucleic acid toll-like receptor 9 (TLR9) agonist designed to robustly activate the patient’s innate and adaptive immune systems in order to potentially induce potent anti-cancer immune responses. The Phase 1b dose-escalation stage of the open-label, multi-center trial was designed to evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and preliminary efficacy of intratumoral cavrotolimod injections alone and in combination with intravenous pembrolizumab in patients with advanced solid tumors. The patients from the Phase 1b stage included those with advanced or metastatic MCC, head and neck squamous cell carcinoma, CSCC, melanoma and leiomyosarcoma. A summary of the key highlights from the Phase 1b stage of the trial include:

–No observed treatment-related serious adverse events (“SAEs”) or dose limiting toxicity (DLT);
–Confirmed overall response rate (ORR) in 21% of evaluable patients (4/19 patients) in the Phase 1b dose escalation stage across all doses, reflecting 1 complete response and 3 partial responses;
–Confirmed ORR in 33% of evaluate patients (2/6 patients) in the highest dose cohort (32 mg), which was selected as the Phase 2 recommended dose;
–Overall responses occurred in two patients with advanced MCC and two patients with melanoma;

–Three of four responders were progressing on anti-PD-1 therapy at the time of enrollment in the trial;
–Durable and ongoing responses, with progression-free survival exceeding six months in all four responders and 16 months in two responders;
–In addition to the four overall responses, target tumor shrinkage occurred in one CSCC patient and two melanoma patients;
–Increases in leukocytes in injected tumors after cavrotolimod (AST-008) alone and in combination with pembrolizumab versus baseline. Uninjected tumors also showed increased immune cell levels after patients received cavrotolimod (AST-008) plus pembrolizumab;
–Dose-dependent activation of key immune cells, including cytotoxic T cells and natural killer cells, as well as increases in cytokine/chemokine levels in patient blood after cavrotolimod (AST-008) treatment alone, and cavrotolimod (AST-008) plus pembrolizumab treatment;
–Systemic (abscopal) effects were observed, with regression in noninjected tumors distant from injected lesions; and
–The cavrotolimod pharmacodynamic profile corroborated the efficacy data, as increased serum cytokines/chemokines, activated immune cells, and tumor infiltration by immune cells were observed.

“I am encouraged by the Phase 1b dose-escalation results and excited about the potential of cavrotolimod to address the significant unmet need facing these patients,” said Dr. Michael Wong, M.D., Ph.D., Professor at MD Anderson Cancer Center and principal investigator in the Phase 1b/2 clinical trial of cavrotolimod.

“These Fast Track designations underscore the pressing need to develop new therapies to treat refractory non-melanoma skin cancers as well as the promising preclinical and initial clinical results of cavrotolimod in patients with locally advanced or metastatic Merkel cell carcinoma and cutaneous squamous cell carcinoma,” said Dr. Shailender Bhatia, M.D., Associate Professor at University of Washington/Fred Hutchinson Cancer Research Center and principal investigator in the Phase 1b/2 clinical trial of cavrotolimod.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on our proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN an SNA–based therapeutic candidate, for the treatment of Friedreich’s ataxia (FA). Exicure's therapeutic candidate cavrotolimod is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and in Cambridge, MA.

For more information, visit Exicure’s website at www.exicuretx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the company’s ability to advance cavrotolimod (AST-008) in a Phase 2 clinical trial and its potential benefit as a treatment for of Merkel cell carcinoma (MCC) and the treatment of cutaneous squamous cell carcinoma. The forward-looking statements in this press release speak only as of the date of this press release, and the company undertakes no obligation to update these forward-looking statements. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than it has to date or more severely than anticipated, which may have the effect of impacting or delaying the company’s ongoing Phase 1b/2 clinical trial; unexpected costs, charges or expenses that reduce the company’s capital resources; the company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of the company to protect its intellectual property rights. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, as updated by the company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the company undertakes no duty to update this information, except as required by law.

Media Contact:
MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

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